UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

March 15, 2005

Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION

(Exact name of registrant as specified in its charter)

VERMONT

(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE

COLCHESTER, VT 05446

(Address and zip code of principal executive offices)

(802) 864-5731

(Registrant’s telephone number, including area code)

N/A

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2005, Green Mountain Power Corporation (the “Company”) issued a press release regarding its earnings for the fiscal year ended December 31, 2004. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

As part of its review of internal control over financial reporting, the Company’s management has identified the following internal control deficiencies that together constitute a material weakness in the Company’s internal control over financial reporting in connection with the Company’s accounting for income taxes:

•	Failure to timely reconcile account balances including the preparation of a tax balance sheet as required by Statement of Financial Accounting Standards No. 109 (“FAS 109”).

•	Incorrect accounting for tax accounts related to contributions in advance of construction, certain tax credits and non-regulated tax accounts.

•	Insufficient dedication of resources for the preparation, supervision and review of tax accounting.

A “material weakness” is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected. As a result of the material weakness in the Company’s accounting for income taxes, management will be unable to conclude that the Company’s internal control over financial reporting was effective as of December 31, 2004. Management’s assessment of the Company’s internal control over financial reporting will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”). Consequently, the Company expects Deloitte & Touche LLP will issue an adverse opinion with respect to the Company’s internal control over financial reporting in its attestation report on management’s assessment of the Company’s internal control over financial reporting. Deloitte & Touche LLP’s attestation report will be included in the 2004 Form 10-K. The material weakness identified by management will result in an immaterial reclassification of certain deferred tax liabilities to other deferred credit accounts on the Company’s balance sheet as of December 31, 2003. The reclassification did not affect the Company’s earnings, shareholders’ equity or cash flows and is not expected to affect future earnings, shareholders’ equity or cash flows.

In addition to the required use of a tax balance sheet in accordance with FAS 109, the Company intends to take the following actions to improve and remediate the material weakness in the Company’s internal control over financial reporting:

•	The Company will implement additional and enhanced internal reviews in the tax area, including tax rate reconciliations, commencing in the first quarter of 2005.

•	The Company will retain and implement an additional review by outside experts on tax accounting, including regulatory tax items, on a periodic basis commencing in the first quarter of 2005.

•	The Company will implement new tax accounting software to improve controls over complex spreadsheet models during the latter half of 2005.

The Company believes these actions will strengthen the Company’s internal control over financial reporting and address the material weakness identified by management.

The Company intends to file, no later than March 17, 2005, a Form 12b-25 with the Securities and Exchange Commission, which will give the Company an automatic extension of 15 calendar days for filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in order to allow Deloitte & Touche LLP to complete its audit of the Company’s financial statements as of and for the year ended December 31, 2004 and its audit-related documentation. The Company expects to file its 2004 Form 10-K within that 15-day period.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release announcing earnings for the fiscal year ended December 31, 2004 (furnished pursuant to Item 2.02).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	GREEN MOUNTAIN POWER CORPORATION
(Registrant)

	By:	/s/ Robert J. Griffin
	Name:	Robert J. Griffin
	Title:	CFO, Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing earnings for the fiscal year ended December 31, 2004 (furnished pursuant to Item 2.02).